UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 28, 2016

DIME COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27782	11-3297463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Havemeyer Street, Brooklyn, New York   11211
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:           (718) 782-6200

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Retirement of Registrant's Chief Executive Officer

On June 28, 2016, Vincent F. Palagiano, the Chairman of the Board and Chief Executive Officer of both the Registrant and its wholly owned subsidiary, The Dime Savings Bank of Williamsburgh (the "Bank"), announced his retirement as Chief Executive Officer effective December 31, 2016. Mr. Palagiano will continue to serve as Chairman of the Board of both the Registrant and the Bank subsequent to his retirement as Chief Executive Officer. At the request of the Boards of Directors of the Registrant and the Bank, Mr. Palagiano will also provide consulting and other services for a period of 3 years as described in the Retirement and Consulting Agreement included as Exhibit 10.41 to this report.

A copy of the news release announcing Mr. Palagiano's retirement as Chief Executive Officer is included as Exhibit 99.1 to this report.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.

10.41	Retirement and Consulting Agreement between Dime Community Bancshares, Inc. and Vincent F. Palagiano
99.1	Press release of the Registrant, dated June 29, 2016, announcing the retirement of Vincent F. Palagiano as Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIME COMMUNITY BANCSHARES, INC.

By:	/s/ MICHAEL PUCELLA
Michael Pucella
Executive Vice President and Chief Accounting Officer (Principal Financial Officer)

Dated:  June 30, 2016

INDEX TO EXHIBITS

Exhibit Number

10.41	Retirement and Consulting Agreement between Dime Community Bancshares, Inc. and Vincent F. Palagiano
99.1	Press release of the Registrant, dated June 29, 2016, announcing the retirement of Vincent F. Palagiano as Chief Executive Officer.